Exhibit 99.1

Contacts:

Investor Relations:	Media Relations:
Alex Holmes, 303-967-6930	Colin Wheeler, 303-967-6553
Alex.holmes@firstdata.com	colin.wheeler@firstdata.com
Silvio Tavares, 303-967-8276 silvio.tavares@firstdata.com

First Data Reports Fourth Quarter 2006 EPS from

Continuing Operations of $0.31 or $0.36 Excluding Items

Reports Full-Year 2006 EPS from Continuing Operations

of $1.09 or $1.10 Excluding Items

Denver, CO, January 24, 2007 – First Data Corp. (NYSE: FDC) today announced its financial results for the fourth quarter and full year ended December 31, 2006. Consolidated revenue for the quarter was $1.9 billion, up 14%. Income from continuing operations for the quarter was $240 million, or $0.31 per share and $0.36 per share excluding items.

EPS for the quarter was negatively impacted by $0.05 of items:

•	Debt repayment costs	$0.03
•	Restructuring costs, net	$0.01
•	Impairment charges	$0.01

The company also reported income from discontinued operations of $0.05 per share in the fourth quarter principally comprised of a gain on the sale of its former Taxware business.

For the full year, consolidated revenue was $7.1 billion, up 8%. Income from continuing operations was $848 million, or $1.09 per share and $1.10 per share excluding items. Net items for the full year are reconciled in a table at the end of the release. Free cash flow was a very strong $1.1 billion and operating cash flow was also strong at $1.3 billion.

“2006 was a great year for First Data and both our full-year and fourth quarter results confirm the merits of our earlier decision to spin-off Western Union and focus 100% of our efforts on our financial institution and merchant clients around the globe. We had a strong finish to 2006 with all segments performing in line with expectations, providing significant momentum and enthusiasm as we enter 2007. Our accomplishments in 2006 were the direct result of our ability to execute on First Data’s four key strategies: 1) Grow our core business; 2) Expand our product offerings; 3) Improve our overall cost structure; 4) And expand the business globally,” said Ric Duques, chairman and chief executive officer.

Segment Results

Commercial Services

For the quarter, Commercial Services reported revenue of $1.1 billion, up 10% or 7% excluding reimbursable debit network fees. Fourth quarter results were driven by solid transaction growth of 13%. Operating profit was $306 million, up 17%. Excluding integration expense from 2005, operating profit growth was 8%. The fourth quarter of 2005 included a reversal of incentive compensation expense that had been accrued earlier that year as bonus targets had not been achieved. Excluding this reversal, the 8% operating profit growth in the quarter would have been 12%. Margin for the quarter improved to 27.5% from 25.9% or to 34.6% from 34.5% excluding reimbursable debit network fees and 2005 integration expense.

Full-year Commercial Services revenue was $4.1 billion, up 10% or 7% excluding reimbursable debit network fees. Revenue growth was driven by intense operational focus on expanding the core business through strong sales growth, new product innovation and improvements in activation, retention and customer service. Operating profit was $1.1 billion, up 22% or 10% excluding integration expense from 2005. Full-year margin improved to 26.4% from 23.8% or to 32.9% from 32.2% excluding reimbursable debit network fees and 2005 integration expense.

Financial Institution Services

For the quarter, Financial Institution Services revenue was $484 million, up 10%, or 7% excluding reimbursables. Operating profit was $96 million, up 12%. Margin for the quarter improved to 19.8% from 19.5% or to 29.9% from 28.8% excluding reimbursables.

Full-year Financial Institution Services revenue was $1.8 billion, down 2% or down 4% excluding reimbursables. Operating profit was $371 million, down 2%. Full-year margin was relatively flat at 20.2% versus 20.3% in 2005, or improved to 30.3% from 29.5% excluding reimbursables. Financial Institution Services continued to streamline operations through an aggressive cost elimination program.

First Data International

For the quarter, First Data International generated revenue of $377 million, up 43%. Results for the quarter included a gain on the sale of a small merchant portfolio of approximately $11 million, which was included in product sales and other. Revenue growth on a constant currency basis, excluding acquisitions and divestitures, was 11%. Operating profit was $59 million, up 52%. Margin increased to 15.6% from 14.7%. Fourth quarter results were driven by strong organic transaction growth of 16%.

Full-year First Data International revenue was $1.3 billion, up 38%. Revenue growth on a constant currency basis excluding acquisitions and divestitures was a strong 11%, improving from 3% in 2005. Operating profit was $154 million, up 36%. Full-year margin was 12.1% versus 12.3% in 2005.

Outlook for 2007

For the full year 2007, First Data announced that it intends to generate earnings per share from continuing operations of $1.20-$1.26 and revenue growth in the range of 8%-10%.

Additionally, the company announced that for the first quarter of 2007 it anticipates delivering earnings per share from continuing operations in the range of $0.21-$0.23. Beyond the first quarter of 2007, First Data does not anticipate providing further quarterly earnings per share guidance.

“First Data’s goal for 2007 is to deliver revenue and earnings growth that meet or exceed our stated long-term objective of 8-10%. We will accomplish this by remaining firmly focused on our four key strategies,” concluded Duques.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP (generally accepted accounting principles) measures are available in the accompanying schedules and in the “Invest” section of the company’s web site at www.firstdata.com.

Investor and Analyst Conference

First Data will hold an investor and analyst conference tomorrow at 8:00 a.m. EST. Ric Duques, chairman and CEO, and Kim Patmore, CFO will host the meeting.

If you are interested in attending this meeting in person, please use this link to register: https://www.firstdataevents.com/Registration.aspx?EventID=130. All attendees must be registered.

If you would like to participate via webcast, you can listen to the conference and view the slide presentation by logging onto http://www.firstdata.com, and clicking onto the link under the “Invest” section at least 15 minutes prior to the start of the meeting.

To participate by phone, dial 888-831-9087 (U.S.) or 773-799-3935 (outside the U.S.) ten minutes prior to the start of the call. Use the pass code “FDC.”

A replay of the webcast will be available on the company’s website shortly after the conference ends on January 25 through 12:00 p.m. EST February 1, or call 800-964-4650 (U.S.) or 203-369-3682 (outside the U.S.). No passcode is required.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

About First Data

First Data Corp. (NYSE: FDC) is a leading provider of electronic commerce and payment solutions for businesses worldwide. Serving 4.9 million merchant locations, 1,900 card issuers and their customers, First Data powers the global economy by making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. The company’s portfolio of services and solutions includes merchant transaction processing services; credit, debit, private-label, gift, payroll and other prepaid card offerings; fraud protection and authentication solutions; electronic check acceptance services through TeleCheck; as well as Internet commerce and mobile payment solutions. The company’s STAR Network offers PIN-secured debit acceptance at 2 million ATM and retail locations. For more information, visit www.firstdata.com.

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation’s business which are not historical facts, including the revenue and earnings estimates, are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company’s forward-looking statements are premised include: (a) continued growth at rates approximating recent levels for card-based payment transactions and other product markets; (b) successful conversions under service contracts with major clients; (c) renewal of material contracts in the Company’s business units consistent with past experience; (d) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies;(e) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (f) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (g) absence of further consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (h) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost-management initiatives; (i) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (j) anticipation of and response to technological changes, particularly with respect to e-commerce; (k) attracting and retaining qualified key employees; (l) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (m) continuation of the existing interest rate environment so as to avoid increases in agent fees related to IPS’ products and increases in interest on the Company’s borrowings; (n) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (o) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (p) no material breach of security of any of our systems; and (q) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

FDC - 1

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended December 31,
	2006	2005	Change
Revenues:
Transaction and processing service fees:
Merchant services	$718.5	$653.4	10%
Check services	95.6	80.9	18%
Card services	453.9	393.7	15%
Other services	86.3	82.4	5%
Investment income, net	(32.0)	(21.6)	NM
Product sales and other	195.4	156.0	25%
Reimbursable debit network fees, postage and other	404.7	339.6	19%

	1,922.4	1,684.4	14%

Expenses:
Cost of services	809.3	728.1	11%
Cost of products sold	79.7	72.2	10%
Selling, general and administrative	301.4	273.3	10%
Reimbursable debit network fees, postage and other	404.7	339.6	19%
Other operating expenses:
Restructuring, net	12.4	62.2	NM
Impairments	16.2	14.0	NM
Litigation and regulatory settlements	—	—	NM
Other	—	15.7	NM

	1,623.7	1,505.1	8%

Operating profit	298.7	179.3	67%

Other income (expense):
Interest income	31.7	3.4	832%
Interest expense	(57.2)	(49.7)	15%
Investment gains and (losses)	(0.4)	24.8	NM
Divestitures, net	—	45.4	NM
Debt repayment costs	(30.8)	—	NM

	(56.7)	23.9	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	242.0	203.2	19%

Income taxes (a)	38.9	24.6	58%

Minority interest	(38.3)	(31.3)	22%
Equity earnings in affiliates	75.2	67.1	12%

Income from continuing operations	240.0	214.4	12%

Income from discontinued operations, net of taxes of $25.8 and $100.4, respectively (b)	38.5	205.2	NM

Net income	$278.5	$419.6	-34%

Earnings per share from continuing operations:
Basic	$0.32	$0.28	14%
Diluted	$0.31	$0.28	11%

Earnings per share:
Basic	$0.37	$0.55	-33%
Diluted	$0.36	$0.54	-33%

Weighted-average shares outstanding:
Basic	759.8	763.7	-1%
Diluted	769.0	772.4	0%

Shares outstanding at end of period	752.9	762.7	-1%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Twelve Months Ended December 31,
	2006	2005	Change
Revenues:
Transaction and processing service fees:
Merchant services	$2,675.6	$2,398.4	12%
Check services	334.5	328.6	2%
Card services	1,682.8	1,594.7	6%
Other services	344.7	337.2	2%
Investment income, net	(128.6)	(33.6)	NM
Product sales and other	699.8	617.4	13%
Reimbursable debit network fees, postage and other	1,467.6	1,283.4	14%

	7,076.4	6,526.1	8%

Expenses:
Cost of services	3,064.9	2,858.7	7%
Cost of products sold	300.9	271.7	11%
Selling, general and administrative	1,157.5	1,047.2	11%
Reimbursable debit network fees, postage and other	1,467.6	1,283.4	14%
Other operating expenses:
Restructuring, net	24.0	76.2	NM
Impairments	16.1	40.8	NM
Litigation and regulatory settlements	(34.8)	—	NM
Other	(0.3)	25.6	NM

	5,995.9	5,603.6	7%

Operating profit	1,080.5	922.5	17%

Other income (expense):
Interest income	55.5	12.4	348%
Interest expense	(248.0)	(190.9)	30%
Investment gains and (losses)	45.4	84.7	NM
Divestitures, net	8.0	61.1	NM
Debt repayment costs	(30.8)	—	NM

	(169.9)	(32.7)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	910.6	889.8	2%

Income taxes (a)	203.7	188.3	8%

Minority interest	(142.3)	(126.9)	12%
Equity earnings in affiliates	283.1	232.9	22%

Income from continuing operations	847.7	807.5	5%

Income from discontinued operations, net of taxes of $360.0 and $402.1, respectively (b)	665.7	909.9	NM

Net income	$1,513.4	$1,717.4	-12%

Earnings per share from continuing operations:
Basic	$1.11	$1.04	7%
Diluted	$1.09	$1.03	6%

Earnings per share:
Basic	$1.98	$2.22	-11%
Diluted	$1.95	$2.19	-11%

Weighted-average shares outstanding:
Basic	763.5	775.0	-1%
Diluted	775.1	784.3	-1%

Shares outstanding at end of period	752.9	762.7	-1%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended December 31,
	2006	2005	Change
Revenues:
First Data Commercial Services	$1,112.0	$1,014.1	10%
First Data Financial Institution Services	484.1	438.3	10%
First Data International	376.8	263.3	43%
Integrated Payment Systems	31.0	41.4	-25%

Subtotal segment revenues	2,003.9	1,757.1	14%
All Other and Corporate (c)	127.4	102.7	24%

	2,131.3	1,859.8	15%

Adjustments for items included in segment and All Other and Corporate revenues: (d)
Equity earnings in affiliates (e)	(83.6)	(74.8)	12%
Interest income	(31.7)	(3.4)	832%
Eliminations (f)	(93.6)	(97.2)	NM

Consolidated revenue	$1,922.4	$1,684.4	14%

Operating profit: (g)
First Data Commercial Services	$306.3	$262.8	17%
First Data Financial Institution Services	95.7	85.6	12%
First Data International	58.8	38.7	52%
Integrated Payment Systems	3.6	15.2	NM

Subtotal segment operating profit	464.4	402.3	15%
All Other and Corporate (c)	(6.6)	(30.7)	-79%

	457.8	371.6	23%

Adjustments for items included in segment and All Other and Corporate operating profit: (d)
Equity earnings in affiliates	(75.2)	(67.1)	12%
Minority interest from segment operations (h)	38.6	32.6	18%
Eliminations (f)	(62.2)	(62.5)	NM
Interest expense	(57.2)	(49.7)	15%
Items excluded from segment operations (i)	(59.8)	(21.7)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$242.0	$203.2	19%

Depreciation & Amortization:
First Data Commercial Services	$77.3	$79.6	-3%
First Data Financial Institution Services	40.5	38.1	6%
First Data International	48.5	39.6	22%
Integrated Payment Systems	2.1	3.8	-45%
All Other and Corporate	10.2	13.1	-22%

Consolidated depreciation & amortization	$178.6	$174.2	3%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Twelve Months Ended December 31,
	2006	2005	Change
Revenues:
First Data Commercial Services	$4,133.3	$3,761.5	10%
First Data Financial Institution Services	1,836.1	1,865.3	-2%
First Data International	1,271.6	918.2	38%
Integrated Payment Systems	122.3	222.0	-45%

Subtotal segment revenues	7,363.3	6,767.0	9%
All Other and Corporate (c)	464.4	401.4	16%

	7,827.7	7,168.4	9%

Adjustments for items included in segment and All Other and Corporate revenues: (d)
Equity earnings in affiliates (e)	(313.6)	(264.5)	19%
Interest income	(55.5)	(12.4)	348%
Eliminations (f)	(382.2)	(365.4)	NM

Consolidated revenue	$7,076.4	$6,526.1	8%

Operating profit: (g)
First Data Commercial Services	$1,092.3	$894.5	22%
First Data Financial Institution Services	370.8	377.9	-2%
First Data International	153.6	113.3	36%
Integrated Payment Systems	8.8	115.8	NM

Subtotal segment operating profit	1,625.5	1,501.5	8%
All Other and Corporate (c)	(95.3)	(79.4)	20%

	1,530.2	1,422.1	8%

Adjustments for items included in segment and All Other and Corporate operating profit: (d)
Equity earnings in affiliates	(283.1)	(232.9)	22%
Minority interest from segment operations (h)	139.8	128.1	9%
Eliminations (f)	(245.9)	(239.8)	NM
Interest expense	(248.0)	(190.9)	30%
Items excluded from segment operations (i)	17.6	3.2	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$910.6	$889.8	2%

Depreciation & Amortization:
First Data Commercial Services	$308.4	$317.9	-3%
First Data Financial Institution Services	155.5	160.9	-3%
First Data International	178.7	147.9	21%
Integrated Payment Systems	13.7	16.3	-16%
All Other and Corporate	44.5	46.0	-3%

Consolidated depreciation & amortization	$700.8	$689.0	2%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

Effective January 1, 2006, the Company began assessing performance and allocating resources based on a new segment structure. Segment results for 2005 have been adjusted to reflect the new structure. In addition, consolidated revenues for 2005 have been adjusted to present “Transaction and processing service fees” by revenue type and to reflect the reclassification of debit network fees from “Transaction and processing service fees” to “Reimbursable debit network fees, postage and other.” Prior period and year-to-date amounts have also been adjusted to reflect discontinued operations resulting from the third quarter 2006 sale of Primary Payment Systems and IDLogix as well as the spin-off of Western Union and the fourth quarter 2006 sale of Taxware. In addition, certain amounts in the prior year have been reclassified to conform to current year presentation.

(a)	FDC’s effective tax rate on pretax income from continuing operations was 14.2% and 19.4% for the three and twelve months ended December 31, 2006, respectively, and 10.3% and 18.9% for the corresponding periods in 2005.
(b)	Discontinued operations relate to NYCE, Western Union, Primary Payment Systems, IDLogix and Taxware. The effective tax rate on pretax income from discontinued operations was 40.1% and 35.1% for the three and twelve months ended December 31, 2006, respectively, and 32.9% and 30.6% for the corresponding periods in 2005.
(c)	All Other and Corporate revenue and operating profit included interest income of $26.6 million and $41.6 million for the three and twelve months ended December 31, 2006, respectively, and $1.3 million and $6.4 million for the corresponding periods in 2005.
(d)	Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.
(e)	Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value.
(f)	Represents elimination of adjustment to record Integrated Payment Systems segment investment income and its related operating profit on a pretax equivalent basis and elimination of intersegment revenue.
(g)	Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations, equity earnings in affiliates and the allocation of corporate overhead. Segment and All Other and Corporate operating profit excludes items discussed in note (i) below and interest expense.
(h)	Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (i) below as well as minority interest related to interest expense and income taxes.
(i)	Items, other than interest expense, excluded from segment operations consist of the following:

(in millions)	Three months ended December 31, 2006	Twelve months ended December 31, 2006
Restructuring, net	$(12.4)	$(24.0)	Restructuring charges of $13.0 million and $27.3 million were recorded for the three and twelve months ended December 31, 2006, respectively, offset partially by reversals of excess restructuring accruals of $0.6 million and $3.3 million during the three and twelve months, respectively.
Impairments	(16.2)	(16.1)	Impairment charges recorded during the three months ended December 31, 2006 related to the impairment of a prepaid asset in the All Other and Corporate segment as well as impairments of software and terminals in the Financial Institution Services segment. Impairment charges recorded in the twelve months ended December 31, 2006 also related to buildings in the Financial Institution Services segment offset by gains on the sale of assets previously impaired.
Litigation and regulatory settlements	—	34.8	A benefit was recorded in the twelve months ended December 31, 2006 related to a settlement with Visa. This was partially offset by charges for certain litigation the most significant of which related to the settlement of a patent infringement lawsuit in the Commercial Services segment.
Other	—	0.3	Other charges for the twelve months ended December 31, 2006 related to the reversal of a portion of other charges recorded in 2005.
Investment gains and (losses)	(0.4)	45.4	Net investment losses recorded for the three months ended December 31, 2006 related mostly to a loss on the sale of investments obtained in the Concord merger. Net investment gains recorded for the twelve months ended December 31, 2006 included $24.8 million in investment gains associated with the mark-to-market of interest rate swaps as well as $9.0 million in realized gains associated with these same interest rate swaps. Also benefiting the twelve months was the gain on the redemption of MasterCard stock.
Divestitures, net	—	8.0	Gains on the sale of corporate aircraft and a small business and other assets were recorded during the twelve months ended December 31, 2006, partially offset by a loss on the sale of a small business.
Debt repayment costs	(30.8)	(30.8)	Charges recorded during the three months ended December 31, 2006 related to costs associated with the early repayment of long-term debt.

	(59.8)	17.6
Minority interest	—	(3.4)

	$(59.8)	$14.2

(in millions)	Three months ended December 31, 2005	Twelve months ended December 31, 2005
Restructuring, net	$(62.2)	$(76.2)	Restructuring charges of $62.6 million and $79.4 million were recorded for the three and twelve months ended December 31, 2005, respectively, offset partially by reversals of excess restructuring accruals of $0.4 million and $3.2 million during the three and twelve months, respectively.
Impairments	(14.0)	(40.8)	A loss of $28.5 million was recorded for the twelve months ended December 31, 2005 related to the impairment of goodwill and other assets due to strategic decisions related to the Company’s mobile payments business. Losses were also recorded related to the impairment of software and other assets.
Other	(15.7)	(25.6)	During the three months ended December 31, 2005, most of the charge related to an additional accrual of domestic escheatment liabilities related to transactions processed prior to 2005 (although portions of this charge are not scheduled to be remitted until periods beyond 2006), with the remaining charge related to contract terminations. During the twelve months ended December 31, 2005, Other relates to a charge for the reimbursement to certain clients for the misallocation of certain pass through billings, the majority of which related to 2004.
Investment gains and (losses)	24.8	84.7	Net investment gains recorded for the three months ended December 31, 2005 included $34.2 million in gains associated with the mark-to-market of interest rate swaps utilized in the Company’s official check business that did not qualify for hedge accounting, partially offset by $8.5 million in realized losses associated with these same interest rate swaps. Net investment gains recorded during the twelve months ended December 31, 2005 included $142.8 million in gains associated with the mark-to-market of interest rate swaps, a gain of $21.4 million on the sale of CheckFree Corporation common stock as well as the gains on the sale of other strategic investments partially offset by $80.4 million in realized losses associated with the interest rate swaps noted above and impairment of other strategic investments.
Divestitures, net	45.4	61.1	Gains on the sales of small businesses and assets were recorded (including the sale of IBT interests, 20% of the PNC Merchant Services alliance [gain of approximately $36 million] and the sale of the Company’s interest in another investment) and certain excess divestiture accruals were reversed due to the expiration of certain contingencies during the three and twelve months ended December 31, 2005.

	(21.7)	3.2
Minority interest	—	—

	$(21.7)	$3.2

NM = Not meaningful.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

KEY INDICATORS

(Unaudited)

(in millions)

	2006	2005	Change
For the Three Months Ended December 31,

Commercial Services
Domestic merchant transactions (a)	6,876.3	6,098.5	13%

Financial Institution Services
Domestic debit issuer transactions (b)	2,533.2	2,085.4	21%

First Data International
International transactions (c)	1,302.0	958.6	36%

For the Twelve Months Ended December 31,

Commercial Services
Domestic merchant transactions (a)	25,499.9	22,546.7	13%

Financial Institution Services
Domestic debit issuer transactions (b)	9,407.4	7,908.1	19%

First Data International
International transactions (c)	4,591.6	2,816.0	63%

At December 31,

Financial Institution Services
Domestic active card accounts on file: (d)
Bankcard	42.4	30.1	41%
Retail	74.4	61.8	20%

Total	116.8	91.9	27%

First Data International
International card accounts on file: (e)
Bankcard	36.2	22.0	65%
Retail	12.1	8.9	36%

Total	48.3	30.9	56%

(a)	Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions (“EBT”), and processed-only or gateway customer transactions at the point of sale (“POS”). Domestic merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers.
(b)	Domestic debit issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.
(c)	International transactions include VISA, MasterCard and other card association merchant acquiring and switching and debit issuer transactions for clients outside the U.S. Transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions. Transactions for 2005 have been adjusted to conform to current year presentation.
(d)	Domestic active card accounts on file include customer accounts that had a balance or any monetary posting or authorization activity during the last month of the quarter.
(e)	International card accounts on file at December 31, 2005 have been adjusted to reflect a reclassification of accounts from bankcard to retail.

FIRST DATA CORPORATION

SUPPLEMENTAL METRICS

(Unaudited)

2006
For the Three Months Ended December 31,
Consolidated financial metrics (in millions):
Capital expenditures	$107
Dividends	$46

Financial Institution Services
Revenue growth:
Credit and retail card processing	7%
Debit processing	6%
Output services	6%
Remittance processing	-11%
Reimbursable postage and other	17%

For the Twelve Months Ended December 31,
Consolidated financial metrics (in millions):
Capital expenditures	$300
Dividends	$184

Financial Institution Services
Revenue growth:
Credit and retail card processing	-17%
Debit processing	2%
Output services	6%
Remittance processing	-6%
Reimbursable postage and other	5%

At December 31,
Financial Institution Services
Domestic card accounts on file (in millions):
Bankcard	113.2
Retail	331.3
Debit	112.9

Total	557.4

First Data International
International card accounts on file (in millions):
Bankcard	36.2
Retail	12.1
Debit	23.5

Total	71.8

FIRST DATA CORPORATION

CONSOLIDATED REVENUE AND EXPENSE - ADJUSTED FOR DISCONTINUED OPERATIONS

(unaudited)

(in millions)

	Twelve Months ended 12/31/2004	Three Months ended 3/31/2005	Three Months ended 6/30/2005	Three Months ended 9/30/2005	Three Months ended 12/31/2005	Three Months ended 3/31/2006	Three Months ended 6/30/2006	Three Months ended 9/30/2006
Revenues:
Transaction and processing service fees:
Merchant services	2,324.9	543.6	589.7	611.7	653.4	594.1	669.4	693.6
Check services	374.4	83.8	81.7	82.2	80.9	79.6	79.3	80.0
Card services	1,628.4	408.7	398.8	393.5	393.7	391.4	408.0	429.5
Other services	348.8	86.7	86.5	81.6	82.4	83.2	86.8	88.4
Investment income, net	229.3	5.0	(3.3)	(13.7)	(21.6)	(24.8)	(34.5)	(37.3)
Product sales and other	642.9	138.0	152.6	170.8	156.0	172.2	163.0	169.2
Reimbursable debit network fees, postage and other	1,084.7	302.7	323.7	317.4	339.6	340.0	359.1	363.8

	6,633.4	1,568.5	1,629.7	1,643.5	1,684.4	1,635.7	1,731.1	1,787.2

Expenses:
Cost of services	2,741.9	712.5	705.7	712.4	728.1	731.6	742.9	781.1
Cost of products sold	223.3	59.7	63.5	76.3	72.2	66.8	77.5	76.9
Selling, general and administrative	1,061.6	250.9	261.1	261.9	273.3	270.3	287.1	298.7
Reimbursable debit network fees, postage and other	1,084.7	302.7	323.7	317.4	339.6	340.0	359.1	363.8
Other expenses
Restructuring, net	62.4	—	9.9	4.1	62.2	(0.8)	0.4	12.0
Impairments	0.5	(1.0)	0.2	27.6	14.0	—	(2.0)	1.9
Litigation and regulatory settlements	32.4	—	—	—	—	15.0	(7.5)	(42.3)
Other	25.0	—	11.4	(1.5)	15.7	(0.3)	—	—

	5,231.8	1,324.8	1,375.5	1,398.2	1,505.1	1,422.6	1,457.5	1,492.1

Operating profit	$1,401.6	$243.7	$254.2	$245.3	$179.3	$213.1	$273.6	$295.1

Other income (expense):
Interest income	23.1	3.7	2.2	3.1	3.4	2.9	7.1	13.8
Interest expense	(116.4)	(41.2)	(46.5)	(53.5)	(49.7)	(57.6)	(60.9)	(72.3)
Investment gains and (losses)	(115.1)	129.9	(199.9)	129.9	24.8	103.1	86.9	(144.2)
Divestitures, net	265.2	6.2	0.1	9.4	45.4	5.8	0.8	1.4

	56.8	98.6	(244.1)	88.9	23.9	54.2	33.9	(201.3)

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	1,458.4	342.3	10.1	334.2	203.2	267.3	307.5	93.8

Income taxes	356.5	106.8	(31.1)	88.0	24.6	77.2	82.9	4.7

Minority interest	(113.8)	(27.3)	(33.4)	(34.9)	(31.3)	(28.9)	(40.3)	(34.8)
Equity earnings in affiliates	163.2	46.7	54.1	65.0	67.1	58.5	72.4	77.0

Income from continuing operations	1,151.3	254.9	61.9	276.3	214.4	219.7	256.7	131.3

Income from discontinued operations, net of taxes of $367.1, $87.0, $103.8, $110.9, $100.4, $101.3, $107.1 and $125.9, respectively (b)	757.0	224.5	239.9	240.3	205.2	210.4	205.9	210.9

Net income	$1,908.3	$479.4	$301.8	$516.6	$419.6	$430.1	$462.6	$342.2

Earnings per share from continuing operations:
Basic	$1.39	$0.32	$0.08	$0.36	$0.28	$0.29	$0.34	$0.17
Diluted	1.37	0.32	0.08	0.35	0.28	0.28	0.33	0.17

Earnings per share:
Basic	$2.31	$0.60	$0.39	$0.67	$0.55	$0.56	$0.61	$0.45
Diluted	2.27	0.60	0.39	0.66	0.54	0.55	0.60	0.44

Weighted-average shares outstanding:
Basic	827.0	793.6	774.1	769.2	763.7	765.5	764.4	764.1
Diluted	840.2	803.9	782.8	778.7	772.4	780.2	777.4	774.0

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA - ADJUSTED FOR DISCONTINUED OPERATIONS

(unaudited)

(in millions)

	Twelve Months ended 12/31/2004	Three Months ended 3/31/2005	Three Months ended 6/30/2005	Three Months ended 9/30/2005	Three Months ended 12/31/2005	Three Months ended 3/31/2006	Three Months ended 6/30/2006	Three Months ended 9/30/2006
Revenues:
First Data Commercial Services	$3,582.1	$855.0	$929.7	$962.7	$1,014.1	$934.4	$1,030.3	$1,056.6
First Data Financial Institution Services	1,858.3	470.6	482.1	474.3	438.3	445.2	451.6	455.2
First Data International	769.5	213.4	212.8	228.7	263.3	263.9	299.0	331.9
Integrated Payment Systems	484.0	67.2	63.2	50.2	41.4	35.9	29.2	26.2

Subtotal segment revenues	6,693.9	1,606.2	1,687.8	1,715.9	1,757.1	1,679.4	1,810.1	1,869.9
All other and corporate	422.7	105.0	96.4	97.3	102.7	119.8	104.9	112.3

	7,116.6	1,711.2	1,784.2	1,813.2	1,859.8	1,799.2	1,915.0	1,982.2

Adjustments for items included in segment and all other and corporate revenue:
Equity earnings in affiliates	(194.9)	(54.7)	(62.3)	(72.7)	(74.8)	(65.5)	(79.9)	(84.6)
Interest income	(23.1)	(3.7)	(2.2)	(3.1)	(3.4)	(2.9)	(7.1)	(13.8)
Divested operations	58.1	—	—	—	—	—	—	—
Eliminations	(323.3)	(84.3)	(90.0)	(93.9)	(97.2)	(95.1)	(96.9)	(96.6)

Consolidated revenue	$6,633.4	$1,568.5	$1,629.7	$1,643.5	$1,684.4	$1,635.7	$1,731.1	$1,787.2

Operating profit:
First Data Commercial Services	$945.3	$173.8	$217.6	$240.3	$262.8	$214.8	$277.1	$294.1
First Data Financial Institution Services	413.4	87.6	106.1	98.6	85.6	84.3	94.5	96.3
First Data International	77.7	21.6	23.5	29.5	38.7	29.1	33.6	32.1
Integrated Payment Systems	369.2	42.8	35.1	22.7	15.2	7.2	(0.5)	(1.5)

Subtotal segment operating profit	1,805.6	325.8	382.3	391.1	402.3	335.4	404.7	421.0
All other and corporate	(37.1)	(4.4)	(22.9)	(21.4)	(30.7)	(16.1)	(36.6)	(36.0)

	1,768.5	321.4	359.4	369.7	371.6	319.3	368.1	385.0

Adjustments for items included in segment and all other and corporate operating profit:
Equity earnings in affiliates	(163.2)	(46.7)	(54.1)	(65.0)	(67.1)	(58.5)	(72.4)	(77.0)
Divested operations	11.2	—	—	—	—	—	—	—
Minority interest from segment operations	136.0	27.2	33.5	34.8	32.6	28.9	37.2	35.1
Eliminations	(207.5)	(55.5)	(60.9)	(60.9)	(62.5)	(59.8)	(61.3)	(62.6)
Interest expense	(116.4)	(41.2)	(46.5)	(53.5)	(49.7)	(57.6)	(60.9)	(72.3)
Items excluded from segment operations	29.8	137.1	(221.3)	109.1	(21.7)	95.0	96.8	(114.4)

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$1,458.4	$342.3	$10.1	$334.2	$203.2	$267.3	$307.5	$93.8

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors and analysts in understanding our financial results and to better analyze trends in our underlying business. Management uses these measures to evaluate the operating performance of the Company and its segments. Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

The Company’s non-GAAP EPS measure excludes certain items that represent fluctuations that may not be indicative of the Company’s future operating performance and may obscure underlying trends in the business, such as debt repayment costs, reorganization costs related to the Western Union spin-off, restructuring costs, impairment charges, litigation and regulatory settlements, and changes in derivative values related to the previously announced SFAS 133 restatement. Non-GAAP measures for the Company’s domestic segments exclude prior-period integration costs related to the 2004 acquisition of Concord EFS, Inc. for comparative purposes, exclude revenue earned from reimbursements of pass-through costs such as debit network fees and postage, and certain bonus reversals. Non-GAAP measures for the Company’s international segment exclude acquisitions less than a year old, divestitures, and foreign exchange impact from revenue and exclude portfolio gains from margins. Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three Months Ended December 31, 2006	Year Ended December 31, 2006
Earnings per share from continuing operations	$0.31	$1.09
Debt repayment costs and reorganization costs due to Western Union spin-off	0.03	0.05
Restructuring costs, net	0.01	0.02
Impairment charges	0.01	0.01
Litigation and regulatory settlements, net	—	(0.03)
Changes in derivative values related to SFAS 133 (non-cash)	—	(0.02)
MasterCard stock redemption & divestitures	—	(0.02)

Earnings per share from continuing operations excluding items	$0.36	$1.10

(in billions)		Year Ended December 31, 2006
Cash flows from operating activities from continuing operations		$1.3
Gain on sale of Taxware, net of tax		0.04
Working capital, non-cash & non-operating items		0.23
Capital expenditures		(0.30)
Dividends		(0.18)

Free cash flow		$1.09

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2006	2005	Change	2006	2005	Change
Commercial Services
Revenue	$1,112.0	$1,014.1	10%	$4,133.3	$3,761.5	10%
Reimbursable debit network fees	(227.2)	(190.0)		(810.9)	(665.5)

Revenue excluding reimbursable debit network fees	$884.8	$824.1	7%	$3,322.4	$3,096.0	7%

Operating profit	$306.3	$262.8	17%	$1,092.3	$894.5	22%
Integration expenses (1)	—	21.4		—	102.6

Operating profit excluding integration expenses	$306.3	$284.2	8%	$1,092.3	$997.1	10%

Reversal of 2005 incentive compensation accrued in previous quarters	—	(10.4)
Operating profit excluding integration expenses and incentive compensation reversal	$306.3	$273.8	12%

Profit margin	27.5%	25.9%		26.4%	23.8%
Profit margin excluding reimbursable debit network fees and integration expenses	34.6%	34.5%		32.9%	32.2%

(1)	Integration expenses relate to the cost of personnel who were assigned to work exclusively on the Concord integration or Company reorganization plus the allocation of a portion of the cost of certain Company personnel that were partially dedicated to such activities. Additionally, these expenses include certain internal and contract system development costs and infrastructure costs.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2006	2005	Change	2006	2005	Change
Financial Institution Services
Revenue	$484.1	$438.3	10%	$1,836.1	$1,865.3	-2%
Reimbursable postage and other	(164.3)	(140.8)		(614.1)	(586.2)

Revenue excluding reimbursable postage and other	$319.8	$297.5	7%	$1,222.0	$1,279.1	-4%

Operating profit	$95.7	$85.6	12%	$370.8	$377.9	-2%
Profit margin	19.8%	19.5%		20.2%	20.3%
Profit margin excluding reimbursable postage and other	29.9%	28.8%		30.3%	29.5%
First Data International
Revenue	$376.8	$263.3	43%	$1,271.6	$918.2	38%
Acquisitions less than a year old	(55.1)	—		(224.4)	—
Divestitures	(13.1)	(1.3)		(17.5)	(5.1)
Foreign exchange impact (2)	(18.8)	—		(12.8)	—

Organic revenue on a constant currency basis	$289.8	$262.0	11%	$1,016.9	$913.1	11%

(in millions)	Year Ended December 31,
	2005	2004	Change
First Data International
Revenue	$918.2	$769.5	19%
Acquisitions less than a year old	(116.4)	—
Divestitures	(5.1)	(3.7)
Foreign exchange impact (3)	(6.1)	—

Organic revenue on a constant currency basis	$790.6	$765.8	3%

(2)	Foreign exchange impact represents the difference between actual 2006 revenue and 2006 revenue calculated using 2005 exchange rates.
(3)	Foreign exchange impact represents the difference between actual 2005 revenue and 2005 revenue calculated using 2004 exchange rates.